Reaffirmation and Assumption
June 30, 2015

BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Ladies and Gentlemen:
Reference is made to that certain Loan Authorization Agreement dated as of April 28, 2015 but effective May 5, 2015 (the “Loan Agreement”), by and among FCStone, LLC, an Iowa limited liability company (the “Existing Borrower”), and BMO Harris Bank N.A. (the “Bank”). Reference is further made to the notes, documents, certificates and other agreements listed on Schedule A attached hereto (the Loan Agreement together with such notes, documents, certificates and other agreements being referred to herein as the “Loan Documents”). Terms not defined herein which are defined in the Loan Agreement shall have for the purposes hereof the meaning provided therein.
The Existing Borrower has informed the Bank that it will be merged with and into INTL FCStone Securities Inc., a Florida corporation (the “New Borrower”), with the New Borrower surviving the merger (the “Merger”). Upon consummation of the Merger, New Borrower will change its name to INTL FCStone Financial Inc. The New Borrower has requested it be permitted to be a Borrower under the Loan Agreement and the other Loan Documents upon consummation of the Merger as if the New Borrower was an original signatory thereto, and the Bank has agreed to allow the New Borrower to become the Borrower under the Loan Agreement and other Loan Documents.
On the effective date of the Merger, the Existing Borrower shall transfer and assign to the New Borrower, among other things, all of its rights, duties, obligations and liabilities arising under the Loan Agreement and the other Loan Documents and, by its signature below, the New Borrower hereby accepts, reaffirms (including all grants of security interests under the Collateral Documents) and assumes all of the Existing Borrower’s rights, duties, obligations and liabilities arising under the Loan Agreement and the other Loan Documents. Prior to the consummation of the Merger, all references in the Loan Agreement and the other Loan Documents to the Borrower shall be deemed to refer to the Existing Borrower and after consummation of the Merger, references to the Borrower shall be deemed references to the New Borrower.
The New Borrower confirms that the representations and warranties set forth in the Loan Agreement and the Loan Documents are true and correct in all material respects as of the date hereof and on the effective date of the Merger as if references to the Borrower therein is deemed references to the New Borrower. The New Borrower agrees that it shall comply with each of the covenants set forth in the Loan Agreement and the other Documents applicable to it as if it were an original signatory thereto.
The New Borrower hereby further acknowledges and agrees that the Liens created and provided for by the Loan Agreement and the other Loan Documents continue to secure, among other things, the obligations arising under the Loan Agreement and the other Loan Documents, and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged as a result of the Merger.

Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Reaffirmation and Assumption.
The New Borrower acknowledges that this Reaffirmation and Assumption shall be effective upon its execution and delivery of this Reaffirmation and Assumption by the New Borrower to the Bank, and it shall not be necessary for the Bank, or any of its Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Acknowledgment shall be construed in accordance with and governed by the internal laws of the State of Illinois.
FCStone, LLC, as the Existing Borrower

By:	/s/ William J. Dunaway
Name    William J. Dunaway
Title    CFO

INTL FCStone Securities Inc., as the New Borrower

By:	/s/ Sean O'Connor
Name    Sean O'Connor
Title    CEO

By:	/s/ Mark Paverman
Name    Mark Paverman
Title    CCO

Accepted and Agreement to by:
BMO Harris Bank N.A.

By:	/s/ Scott M. Ferris
Name    Scott M. Ferris
Title    Managing Director

Schedule A
The Loan Documents

1.	Demand Note dated April 28, 2015 from the Existing Borrower to the Bank in the original principal amount of $50,000,000;

2.	Loan Authorization Agreement dated April 28, 2014 between the Existing Borrower and the Bank;

3.	Side Agreement - CBOT Grains dated April 22, 2015 between the Existing Borrower and the Chicago Mercantile Exchange (“CME”);

4.	Side Agreement - NYMEX Metals dated April 22, 2015 between the Existing Borrower and the CME;

5.	Security Agreement re: CBOT Electronic Warehouse Receipts dated April 28, 2015 from the Existing Borrower to the Bank;

6.	Security Agreement re: NYMEX Electronic Warrants dated April 28, 2015 from the Existing Borrower to the Bank;

7.	Pledged Recipients Custodial Agreement - CBOT Grains dated April 28, 2015 by and among the Existing Borrower, the Bank and the CME; and

8.	Pledged Recipients Custodial Agreement - NYMEX Metals dated April 28, 2015 by and among the Existing Borrower, the Bank and the CME.